NEWS

Yum! Brands Reports First-Quarter Results
KFC International +10% Unit Growth; Taco Bell U.S. SSSG +2%;
Record Digital System Sales Mix of Over 50%

Louisville, KY (May 1, 2024) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 31, 2024. Worldwide system sales, excluding foreign currency translation, grew 2%, with 6% unit growth and a 3% same-store sales decline. First-quarter GAAP operating profit declined 1% and first-quarter core operating profit grew 6%. First-quarter GAAP EPS was $1.10 and first-quarter EPS excluding Special Items was $1.15. First-quarter EPS includes negative after-tax impacts of $0.08 from investment losses and $0.03 from foreign currency translation.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “Despite a difficult operating environment, we delivered 6% Core Operating Profit growth demonstrating the resilience of our business model. As expected, same-store sales were pressured this quarter, but we are encouraged by strong 2-year same-store sales growth and positive momentum exiting the quarter. First-quarter unit growth was robust with over 800 new unit openings, leading to 6% unit growth and positioning us to surpass 60,000 restaurants this year. Our digital sales mix reached a new record, exceeding 50% for the first time in our history. Our world-class franchisees, globally iconic brands, and distinctive digital capabilities give me high confidence in our future growth."

FIRST-QUARTER HIGHLIGHTS
•Worldwide system sales grew 2%, excluding foreign currency translation, with KFC at 4%, Taco Bell at 4% and Pizza Hut (4)%.
•Unit count increased 6% driven by 808 gross new units.
•Digital sales approached $8 billion, with record digital mix over 50%.
•GAAP operating profit declined 1% and core operating profit grew 6%.
•Foreign currency translation unfavorably impacted divisional operating profit by $11 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+4	(2)	+8	+3	+6
Taco Bell Division	+4	+1	+3	+2	+2
Pizza Hut Division	(4)	(7)	+5	(11)	(10)
Worldwide	+2	(3)	+6	(1)	+6

	First-Quarter
	2024	2023	% Change
GAAP EPS	$1.10	$1.05	+5
Less Special Items EPS[1]	$(0.05)	$(0.01)	NM
EPS Excluding Special Items	$1.15	$1.06	+9

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	First-Quarter
			%/ppts Change
	2024	2023	Reported	Ex F/X
Restaurants	30,251	28,003	+8	N/A
System Sales ($MM)	8,128	8,057	+1	+4
Same-Store Sales Growth (%)	(2)	+9	NM	NM
Franchise and Property Revenues ($MM)	397	412	(4)	(1)
Operating Profit ($MM)	313	305	+3	+6
Operating Margin (%)	49.5	44.4	+5.1	+5.8

	First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	+6	(8)
Same-Store Sales Growth	(2)	(7)

•KFC Division opened 509 gross new restaurants across 43 countries.
•Foreign currency translation unfavorably impacted operating profit by $10 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
China	27%	+8
United States	15%	(8)
Europe	11%	+7
Asia	10%	(5)
Australia	7%	+4
Latin America	7%	+22
United Kingdom	6%	(1)
Middle East / Turkey / North Africa	6%	(5)
Africa	5%	+11
Thailand	2%	+8
Canada	2%	+2
India	2%	+12
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2023.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	First-Quarter
			%/ppts Change
	2024	2023	Reported	Ex F/X
Restaurants	8,555	8,276	+3	N/A
System Sales ($MM)	3,597	3,464	+4	+4
Same-Store Sales Growth (%)	+1	+8	NM	NM
Franchise and Property Revenues ($MM)	210	201	+5	+5
Operating Profit ($MM)	208	204	+2	+2
Operating Margin (%)	34.8	35.6	(0.8)	(0.8)

•Taco Bell Division opened 56 gross new restaurants across 14 countries.
•Taco Bell U.S. system sales grew 4% and Taco Bell International system sales excluding foreign currency grew 6%.
•Taco Bell U.S. same-store sales grew 2% and Taco Bell International same-store sales declined 2%.
•Company-owned restaurant margins were 22.5%, slightly above the first quarter last year.

PIZZA HUT DIVISION

	First-Quarter
			%/ppts Change
	2024	2023	Reported	Ex F/X
Restaurants	19,942	19,046	+5	N/A
System Sales ($MM)	3,167	3,336	(5)	(4)
Same-Store Sales Growth (%)	(7)	+7	NM	NM
Franchise and Property Revenues ($MM)	148	155	(5)	(4)
Operating Profit ($MM)	93	104	(11)	(10)
Operating Margin (%)	39.0	41.2	(2.2)	(1.7)

	First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	(3)	(6)
Same-Store Sales Growth	(8)	(6)

•Pizza Hut Division opened 240 gross new restaurants across 23 countries.
•Foreign currency translation unfavorably impacted operating profit by $1 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
United States	41%	(6)
China	18%	(1)
Asia	13%	(4)
Europe	12%	(5)
Latin America	6%	+3
Middle East / Africa	5%	(8)
Canada	3%	+4
India	2%	(1)

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2023.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division opened 3 gross new restaurants this quarter.
•The Habit Burger Grill Division system sales declined 2% with same-store sales declining 8%.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•During the quarter ended March 31, 2024, we sold our ownership interest in Devyani International Limited for pre-tax proceeds of $104 million and recognized pre-tax investment losses of $20 million related to changes in fair value during the quarter prior to the date of sale.
•On April 29th, 2024, we completed the previously announced acquisition of 218 KFC franchise restaurants in the U.K. and Ireland.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the first-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time May 1, 2024. The number is 833/470-1428 for U.S. callers, 833/950-0062 for Canada callers, and 929/526-1599 for all other international callers, conference ID 268136.

The call will be available for playback beginning at 10:00 a.m. Eastern Time May 1, 2024 through May 8, 2024. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +1/929-458-6194 internationally, conference ID 979438.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q1 2024 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of deterioration in public health conditions associated with COVID-19, or the occurrence of other catastrophic or unforeseen events; the success of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements; our ability to successfully implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions, such as AB1228 in California; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences and wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and elevated interest rates; competition within the retail food industry; risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 59,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2024, Yum! was named to the Dow Jones Sustainability Index North America for the eighth consecutive year, and the company was recognized among TIME Magazine’s list of Best Companies for Future Leaders and Newsweek’s list of America’s Most Responsible Companies. Yum! also received widespread recognition in 2023, including being listed on the Bloomberg Gender-Equality Index; Forbes’ list of America’s Best Employers for Diversity; and Newsweek’s list of America’s Greenest Companies. In addition, KFC, Taco Bell and Pizza Hut brands were ranked in the top five of Entrepreneur’s Top Global Franchises Ranking for 2023.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/24	3/31/23	B/(W)
Revenues
Company sales	$474	$474	Even
Franchise and property revenues	757	770	(2)
Franchise contributions for advertising and other services	367	401	(8)
Total revenues	1,598	1,645	(3)

Costs and Expenses, Net
Company restaurant expenses	400	403	1
General and administrative expenses	286	282	(2)
Franchise and property expenses	31	36	14
Franchise advertising and other services expense	367	395	7
Refranchising (gain) loss	(5)	(4)	NM
Other (income) expense	(1)	10	NM
Total costs and expenses, net	1,078	1,122	4

Operating Profit	520	523	(1)
Investment (income) expense, net	22	24	NM
Other pension (income) expense	(2)	(2)	NM
Interest expense, net	117	130	10
Income before income taxes	383	371	3
Income tax provision	69	71	3
Net Income	$314	$300	5

Basic EPS
EPS	$1.11	$1.07	4
Average shares outstanding	282	281	—

Diluted EPS
EPS	$1.10	$1.05	5
Average shares outstanding	286	285	—

Dividends declared per common share	$0.67	$0.605

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/24	3/31/23	B/(W)

Company sales	$105	$110	(4)
Franchise and property revenues	397	412	(4)
Franchise contributions for advertising and other services	130	165	(21)
Total revenues	632	687	(8)

Company restaurant expenses	92	96	5
General and administrative expenses	83	89	7
Franchise and property expenses	17	26	34
Franchise advertising and other services expense	129	164	21
Other (income) expense	(2)	7	NM
Total costs and expenses, net	319	382	17
Operating Profit	$313	$305	3

Company restaurant margin %[1]	12.2%	12.0%	0.2 ppts.

Operating margin	49.5%	44.4%	5.1 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/24	3/31/23	B/(W)

Company sales	$240	$229	5
Franchise and property revenues	210	201	5
Franchise contributions for advertising and other services	148	142	4
Total revenues	598	572	5

Company restaurant expenses	186	179	(4)
General and administrative expenses	49	45	(8)
Franchise and property expenses	8	5	(39)
Franchise advertising and other services expense	147	138	(7)
Other (income) expense	—	1	NM
Total costs and expenses, net	390	368	(6)
Operating Profit	$208	$204	2

Company restaurant margin %[1]	22.5%	22.2%	0.3 ppts.

Operating margin	34.8%	35.6%	(0.8) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/24	3/31/23	B/(W)

Company sales	$2	$5	(64)
Franchise and property revenues	148	155	(5)
Franchise contributions for advertising and other services	88	94	(6)
Total revenues	238	254	(6)

Company restaurant expenses	2	5	63
General and administrative expenses	52	51	(2)
Franchise and property expenses	5	3	(113)
Franchise advertising and other services expense	90	93	3
Other (income) expense	(4)	(2)	NM
Total costs and expenses, net	145	150	3
Operating Profit	$93	$104	(11)

Company restaurant margin %[1]	1.9%	3.9%	(2.0) ppts.

Operating margin	39.0%	41.2%	(2.2) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 3/31/24	12/31/23
ASSETS
Current Assets
Cash and cash equivalents	$652	$512
Accounts and notes receivable, less allowance: $55 in 2024 and $39 in 2023	686	737
Prepaid expenses and other current assets	436	360
Total Current Assets	1,774	1,609

Property, plant and equipment, net of accumulated depreciation of $1,346 in 2024
and $1,332 in 2023	1,190	1,197
Goodwill	641	642
Intangible assets, net	370	377
Other assets	1,228	1,361
Deferred income taxes	1,021	1,045
Total Assets	$6,224	$6,231

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,095	$1,169
Income taxes payable	35	55
Short-term borrowings	58	53
Total Current Liabilities	1,188	1,277

Long-term debt	11,130	11,142
Other liabilities and deferred credits	1,662	1,670
Total Liabilities	13,980	14,089

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 281 shares issued in 2024 and 2023	45	60
Accumulated deficit	(7,492)	(7,616)
Accumulated other comprehensive loss	(309)	(302)
Total Shareholders' Deficit	(7,756)	(7,858)
Total Liabilities and Shareholders' Deficit	$6,224	$6,231
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/24	3/31/23
Cash Flows - Operating Activities
Net Income	$314	$300
Depreciation and amortization	35	29
Refranchising (gain) loss	(5)	(4)
Investment (income) expense, net	22	24
Deferred income taxes	21	(4)
Share-based compensation expense	23	25
Changes in accounts and notes receivable	44	23
Changes in prepaid expenses and other current assets	(32)	(7)
Changes in accounts payable and other current liabilities	(66)	(101)
Changes in income taxes payable	(26)	28
Other, net	33	36
Net Cash Provided by Operating Activities	363	349

Cash Flows - Investing Activities
Capital spending	(49)	(62)
Proceeds from the sale of Devyani International Limited common stock	104	—
Proceeds from refranchising of restaurants	11	5
Other, net	(21)	1
Net Cash Provided by (Used in) Investing Activities	45	(56)

Cash Flows - Financing Activities
Repayments of long-term debt	(10)	(20)
Revolving credit facilities, three months or less, net	—	(85)
Repurchase shares of Common Stock	—	(50)
Dividends paid on Common Stock	(189)	(169)
Other, net	(48)	(10)
Net Cash Used in Financing Activities	(247)	(334)
Effect of Exchange Rate on Cash and Cash Equivalents	(7)	3
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	154	(38)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	724	647
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$878	$609

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (d) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended
	3/31/24	3/31/23
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$520	$523
Detail of Special Items:
(Gain) loss associated with market-wide refranchisings(a)	3	(3)
Operating loss impact from decision to exit Russia(b)	—	3
Charges associated with Resource Optimization(c)	21	3
Special Items Expense - Operating Profit	24	3
Negative Foreign Currency Impact on Divisional Operating Profit	11	N/A
Core Operating Profit	$555	$526

Special Items as shown above were recorded to the financial statement line items identified below.

Condensed Consolidated Summary of Results Line Item
General and administrative expenses	$21	$4
Franchise and property expenses	—	1
Refranchising (gain) loss	3	(3)
Other (income) expense	—	1
Special Items Expense - Operating Profit	$24	$3

	Quarter ended
	3/31/24	3/31/23
KFC Division
GAAP Operating Profit	$313	$305
Negative (Positive) Foreign Currency Impact	10	N/A
Core Operating Profit	$323	$305

Taco Bell Division
GAAP Operating Profit	$208	$204
Negative (Positive) Foreign Currency Impact	—	N/A
Core Operating Profit	$208	$204

Pizza Hut Division
GAAP Operating Profit	$93	$104
Negative (Positive) Foreign Currency Impact	1	N/A
Core Operating Profit	$94	$104

Habit Burger Grill Division
GAAP Operating Loss	$(5)	$(5)
Negative (Positive) Foreign Currency Impact	—	N/A
Core Operating Profit (Loss)	$(5)	$(5)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$314	$300
Special Items Expense - Operating Profit	24	3
Special Items Tax (Benefit)(d)	(10)	(2)
Net Income excluding Special Items	$328	$301

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.10	$1.05
Less Special Items Diluted EPS	(0.05)	(0.01)
Diluted EPS excluding Special Items	$1.15	$1.06

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	18.0%	19.1%
Impact on Tax Rate as a result of Special Items	(1.4)%	(0.2)%
Effective Tax Rate excluding Special Items	19.4%	19.3%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 3/31/2024
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$313	$208	$93	$(5)	$(89)	$520
Less:
Franchise and property revenues	397	210	148	2	—	757
Franchise contributions for advertising and other services	130	148	88	1	—	367
Add:
General and administrative expenses	83	49	52	13	89	286
Franchise and property expenses	17	8	5	1	—	31
Franchise advertising and other services expense	129	147	90	1	—	367
Refranchising (gain) loss	—	—	—	—	(5)	(5)
Other (income) expense	(2)	—	(4)	—	5	(1)
Company restaurant profit	$13	$54	$—	$7	$—	$74
Company sales	$105	$240	$2	$127	$—	$474
Company restaurant margin %	12.2%	22.5%	1.9%	5.5%	N/A	15.6%

	Quarter ended 3/31/2023
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$305	$204	$104	$(5)	$(85)	$523
Less:
Franchise and property revenues	412	201	155	2	—	770
Franchise contributions for advertising and other services	165	142	94	—	—	401
Add:
General and administrative expenses	89	45	51	13	84	282
Franchise and property expenses	26	5	3	1	1	36
Franchise advertising and other services expense	164	138	93	—	—	395
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	7	1	(2)	—	4	10
Company restaurant profit	$14	$50	$—	$7	$—	$71
Company sales	$110	$229	$5	$130	$—	$474
Company restaurant margin %	12.0%	22.2%	3.9%	4.9%	N/A	14.9%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 3/31/2024	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$632	$598	$238	$130	$—	$1,598

Company restaurant expenses	92	186	2	120	—	400
General and administrative expenses	83	49	52	13	89	286
Franchise and property expenses	17	8	5	1	—	31
Franchise advertising and other services expense	129	147	90	1	—	367
Refranchising (gain) loss	—	—	—	—	(5)	(5)
Other (income) expense	(2)	—	(4)	—	5	(1)
Total costs and expenses, net	319	390	145	135	89	1,078
Operating Profit (Loss)	$313	$208	$93	$(5)	$(89)	$520

Quarter ended 3/31/2023	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$687	$572	$254	$132	$—	$1,645

Company restaurant expenses	96	179	5	123	—	403
General and administrative expenses	89	45	51	13	84	282
Franchise and property expenses	26	5	3	1	1	36
Franchise advertising and other services expense	164	138	93	—	—	395
Refranchising (gain) loss	—	—	—	—	(4)	(4)
Other (income) expense	7	1	(2)	—	4	10
Total costs and expenses, net	382	368	150	137	85	1,122
Operating Profit (Loss)	$305	$204	$104	$(5)	$(85)	$523

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters ended March 31, 2024 and 2023 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with market-wide refranchisings.

(b)In April 2023, we completed our exit from the Russia market by selling the KFC business in Russia to Smart Service Ltd. Our GAAP operating results presented herein for the quarter ended March 31, 2023 reflect revenues from and expenses to support the Russian operations for KFC prior to the date of sale, within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion of Ukraine to humanitarian efforts, we reclassed such net operating profits or losses from the KFC Division segment results to Unallocated Other income (expense). Additionally, we incurred certain expenses related to the disposition of the business and other one-time costs related to our exit from Russia which we recorded within Corporate and unallocated G&A and Unallocated Franchise and property expenses. The resulting net Operating Loss of $3 million for the quarter ended March 31, 2023 has been reflected as a Special Item.

(c)We recorded charges of $21 million and $3 million during the quarters ended March 31, 2024 and 2023, respectively, to General and administrative expenses related to a resource optimization program. This program has allowed us to reallocate significant resources to accelerate our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. We have recently expanded the program to identify further opportunities to optimize the company’s spending and identify additional, critical areas in which to potentially reallocate resources, both with a goal to enable the acceleration of the Company’s growth rate. Costs incurred to date related to the program primarily include severance associated with positions that have been eliminated or relocated and consultant fees. Due to their scope and size, these charges have been reflected as Special Items.

(d)The below table includes the detail of Special Items Tax (Benefit) Expense:

	Quarter ended
	3/31/24	3/31/23
Tax (Benefit) Expense on Special Items Operating Profit	$(6)	$—
Tax (Benefit) Expense - Income tax impacts from decision to exit Russia	—	(2)
Tax (Benefit) - Other Income tax impacts recorded as Special	(4)	—
Special Items Tax (Benefit) Expense	$(10)	$(2)

Tax (Benefit) Expense on Special Items Operating Profit and Interest Expense was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Other Income Tax impacts recorded as Special in the quarter ended March 31, 2024 include benefits related to the reversal of a reserve due to the favorable resolution of a tax audit in a foreign jurisdiction. Such reserve was established in prior years related to income tax liabilities originally recorded as a Special Item as part of an intercompany restructuring of intellectual property.